CONSENT OF THE KAFAFIAN GROUP, INC.

CONSENT OF FINANCIAL ADVISOR

We hereby consent to the use of our fairness opinion included as Annex B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of North Penn Bancorp with and into Norwood Financial Corp. and to the reference to our firm’s name under “THE MERGER AND THE MERGER AGREEMENT” in such Proxy Statement/Prospectus.  In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

The Kafafian Group, Inc.
By:
Jeffrey P. Marsico Executive Vice President

Parsippany, New Jersey
February 8, 2011